                                                                EXHIBIT 99.1(b)3
                                                                      NORMALIZED

UNAUDITED SEGMENT INFORMATION
NATIONAL DATA CORPORATION AND SUBSIDIARIES

(In thousands, except per share data)
--------------------------------------------------------------------------------

                                              Three Months Ended August 31,
                                             ------------------------------
                                                2001              2000
                                                GAAP           Normalized
                                             ------------------------------
Revenues:
  Information Management                       $34,513            $31,298
  Network Services and Systems                  53,843             48,947
                                               -------            -------
                                               $88,356            $80,245
                                               -------            -------

Income Before Income Taxes:
  Information Management                       $ 4,118            $ 3,456
  Network Services and Systems                  13,193              8,470
                                               -------            -------
                                               $17,311            $11,926
                                               -------            -------


Normalized results for the three months ended August 31, 2000 exclude revenues and operating expenses related to divested businesses of $5.6 million and $5.3 million, respectively, and discontinued operations.